Exhibit 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Independence One Michigan Municipal Cash Fund (the "Independence One Fund"),
a portfolio of Independence One Mutual Funds (the "Trust"), hereby appoint Heather A. Eastgate, Maureen Ferguson, Shannon L. McDowell, C. Grant Anderson and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Independence One
Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on ___, 2002, at
5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.
The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as
to  the  item,  this  proxy  will  be  voted   affirmatively  on  the  matter.
Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To approve or disapprove an Agreement and Plan of Reorganization


FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]
                            APPROVAL OR DISAPPROVAL OF A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION pursuant to which Michigan municipal cash trust, a portfolio of money market obligations trust (the "fedeRated Fund") would acquire all of the assets of the INDEPENDENCE ONE FUND in exchange for INSTITUTIONAL Shares of the fedeRated Fund to be distributed pro rata by the INDEPENDENCE ONE Fund to ITS SHAREholders, in complete liquidation and termination of the INDEPENDENCE ONE Fund.

YOUR VOTE IS IMPORTANT
                                                Please complete, sign and
                                                return this card as soon as
                                                possible.




                                                Dated


                                                Signature



Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
 You may also vote your shares by touchtone phone by calling 1-800-690-6903, or through the Internet at www.proxyvote.com.